Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]Preliminary Proxy Statement
[ ]Confidential, for Use of the
   Commission Only (as permitted by
   Rule 14-a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             WSMP, INC.
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
   Schedule 14A.
[ ]$500 per each party to the controversy pursuant to Exchange Act
   Rule 14a-6)i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:



PRELIMINARY PROXY FILING


                                   WSMP, INC.
                           1 WSMP DRIVE, P.O. BOX 399
                        CLAREMONT, NORTH CAROLINA  28610


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
WSMP, Inc.


     The Annual Meeting of Shareholders of WSMP, Inc. will be held at the Holiday Inn, Piedmont Center on Lenoir-Rhyne Boulevard, Hickory, North Carolina 28601, on Thursday, June 22, 1995, at 10:00 a.m., Eastern Daylight Savings Time, to:

     1.   Elect three directors to terms of three years.

     2.   Act upon a proposal to approve a Management Services
          Agreement with HERTH Management, Inc.

     3. Transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 11, 1995, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

     WSMP, Inc. hopes that as many shareholders as possible will personally attend the meeting. Whether or not you plan to attend, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent your voting in person at the meeting.

                         By Order of the Board of Directors,


                         Richard F. Howard
                         Secretary

Claremont, North Carolina
May 25, 1995


                             WSMP, INC.
                     1 WSMP Drive, P.O. Box 399
                  Claremont, North Carolina  28610

                            May 25, 1995


                           PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WSMP, Inc. (the Company) of proxies to be voted at its Annual Meeting of Shareholders to be held on Thursday, June 22, 1995, and at any adjournment thereof.
     The Board requests that all shareholders complete the enclosed proxy card and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting.
     Any shareholder returning a proxy may revoke it when attending the Annual Meeting, by announcing on the floor his intention to personally vote his shares, or by mailing to the Secretary of the Company a later dated proxy or a written statement of revocation which must be received by the Secretary no later than June 21, 1995. Any proxy not revoked will be voted as specified by the shareholder.
     The Company's By-Laws require an affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote for approval of each of the proxy items listed on the proxy card and described below. Under North Carolina law and under the Company's By-laws, abstentions and broker non-votes are counted for purposes of determining a quorum, but are not counted in the number of shares voting to determine if a majority of shares voting have voted for approval of a proxy item. At May 11, 1995, the record date, there were shares of the Company's Common Stock outstanding and entitled to one vote each at the Annual Meeting.  These shares were registered
in the names of approximately       shareholders.
                              -----

     This Proxy Statement is first being mailed on or about May 25, 1995.

     Cumulative Voting. The laws of North Carolina under which the Company is
     -----------------
incorporated provide that, in connection with the election of directors, shareholders of a "public corporation" do not have the right to vote cumulatively in the election of directors. The Company presently qualifies as a "public corporation", which the North Carolina statute describes as a corporation that has a class of shares registered under Section 12 of the Securities Exchange Act of 1934. So long as the Company remains a "public corporation", shareholders do not and will not have cumulative voting rights in the election of directors. The persons receiving a plurality of the votes cast will be elected as directors.
     On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.
     Principal Shareholders and Management Ownership.  The following table sets
     -----------------------------------------------
forth, as of the record date, information with respect to the WSMP, Inc. common stock ownership by (i) each person known to management to own beneficially 5% or more of the total outstanding shares of Common Stock; (ii) each person who is a director of the Company or a nominee for director; (iii) each named executive officer individually; and (iv) all directors and officers of the Company as a group.

                                                                              No. of
                                   No. of              Percen-                Shares              Percentage
                                   Shares              tage of                Benefi-             of Out-
Name and Address                   Directly            Outstanding            cially              standing
Beneficial Owner                   Owned               Shares                 Owned(1)            Shares(1)
RSH Management, Inc.(2)
 P. O. Box 399
 Claremont, N.C.  28610

HERTH Management, Inc.(3)
 P. O. Box 399
 Claremont, N.C.  28610

Richard F. Howard                                          *
 P. O. Box 399                                                                                    (1)(2)(3)
 Claremont, N.C.  28610

James C. Richardson, Jr.                                   *
 P. O. Box 399                                                                                    (1)(2)(3)
 Claremont, N.C.  28610

Gregory A. Edgell
 3200 Devine Street                                                                               (2)(3)(4)
 Columbia, S.C.  29205

James M. Templeton
 P. O. Box 399                                                                                    (1)(2)(3)
 Claremont, N.C.  28610

Lewis C. Lanier                       0                    *                      0                   *
 Route 5, Box  863
 Orangeburg, S.C.  29115

William R. McDonald, III              0                    *                      0                   *
 l004 North Center Street
 Hickory, N.C.  28601

Miles M. Aldridge                     0                    *                      0                   *
 315 Sharebrook Lane
 Columbia, S.C.  29212

Richard F. Hendrickson
 P. O. Box l0007
 Raleigh, N.C.  27605

E. Edwin Bradford
 361 Tenth Avenue Drive, NE
 Hickory, N.C.  28603

Bobby G. Holman
 P. O. Box 399                                                                                        (1)
 Claremont, N.C.  28610

Richard G. Craft
 5624-6 Hudson Chapel Road
 Catawba, N.C.  28609

Charles F. Connor, Jr.
 P. O. Box 5l9                                                                                        (5)
 Claremont, N.C.  28610

Cecil R. Hash
 3536 Vest Mill Road                                                                                  (6)
 Winston-Salem, N.C.  27103

All Directors and Officers
 as a Group (    persons)


*less than 1% of shares

(1) Messrs. Howard, Richardson and Templeton have been granted the presently exercisable options to purchase 125,000, 125,000 and 62,500 shares, respectively, (as adjusted for a recent five-for-four stock split) pursuant to the WSMP, Inc. Special Stock Option Plan, which shares are attributed to
     the respective optionee.   Four other officers, including Mr. Holman, have
     been granted incentive stock options under the Incentive Stock Option Plan to purchase a total of 175,000 shares (as adjusted for a recent five-for-four stock split), options for 50,000 being presently exercisable and attributed to the optionees. See EXECUTIVE OFFICERS' COMPENSATION FOR THE LAST FISCAL YEAR - Compensation Plans.

(2) The shares held by RSH Management, Inc. are attributed to each of its shareholders. RSH Management, Inc. has informed the Company that voting or disposition of its shares may only be done by the consent of the holders of a majority of its outstanding shares. The shareholders of RSH, and their
     ownership percentages of RSH, are   Messrs.  Howard  (7%),  Richardson
     (4%), Templeton (2%),Lyerly (6%), Edgell (4%), Hunsucker (3%), and HERTH Management, Inc. (74%).

(3) The shares held by HERTH Management, Inc. are attributed to each of its shareholders. HERTH Management, Inc. has informed the Company that voting or disposition of its shares may only be done by the consent of the holders
     of a majority of its outstanding shares.   The shareholders of HERTH, and
     their ownership percentages of HERTH, are Messrs. Howard (45%), Richardson (22%), Templeton (11%), and Edgell (22%).

(4) Includes 28,125 shares (as adjusted) held by spouse as custodian for minor children. Beneficial ownership of such shares is disclaimed.

(5) Includes a presently exercisable option to purchase 62,500 shares (as adjusted) granted when Mr. Connor was an officer of the Company.

(6) Includes 125,000 shares (as adjusted) held nominally by Mr. Hash for the benefit of HERTH. Beneficial ownership of such shares is disclaimed.

     As of May 11, 1995, Cede & Co., the nominee of the Depository Trust Company, New York, New York, which provides custodial services for various institutions, such as banks and stock brokerage firms, was the record holder of
          shares of Common Stock representing     % of the outstanding shares of
- - - - - ---------                                     ----
Common Stock of the Company. The Company believes that none of these shares were beneficially owned by Cede & Co.

     Except as set forth above, management of the Company is not aware of any other person or group which owns in excess of five percent of the outstanding Common Stock of the Company.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's stock ("Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with during fiscal 1994, except that Messrs. Richardson and Hefner were one week late in filing one Form 5 report.



              ELECTION OF DIRECTORS (PROXY ITEM NO. 1)
     The Company's By-Laws provide for nine directors, classified into three classes and elected for three year terms, or until their successors are duly elected and qualified. The Class I directors, whose terms expire at the 1995 annual meeting, are Messrs. Richard F. Howard, James M. Templeton, and E. Edwin
Bradford.   The remaining six directors were elected at prior annual meetings to serve until the annual meetings to be held in the years set forth below. Three Class I directors will be elected to serve three year terms expiring in 1998, upon the election and qualification of their successors. Mr. Howard, Mr. Templeton and Mr. Bradford have been nominated for these terms by the Board of Directors.
     It is the intention of the persons named in the enclosed Proxy to vote the shares covered thereby for the election of the three nominees set forth below, for terms expiring as indicated.

                       - - - - - - - - - - - -

CLASS I - NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING JUNE, 1998.

     RICHARD F. HOWARD, 45, became a director in 1987 and has served as Chairman
of the Board of Directors since 1993.   Mr. Howard is presently Secretary and
Treasurer of the Company's management firm, HERTH Management, Inc., and also the affiliated RSH Management, Inc. Mr. Howard has served as Executive Vice President from 1989 to 1993, and was Chief Financial Officer and Treasurer of the Company from 1989 to 1994, and also presently serves as Secretary to the Company.

     JAMES M. TEMPLETON, a member of the Board since 1988, is 58 years old and serves WSMP as Senior Vice President of Franchising and Real Estate. He served the Company as Vice President of Real Estate from 1988 to 1994, when he assumed his present position. He is presently Vice-President of Administration of HERTH Management, Inc., a position he has held since 1991, and is Vice-President of RSH Management, Inc., since 1987.

     E. EDWIN BRADFORD was first elected to the WSMP Board in l993. Mr. Bradford is owner of Bradford Communications, Inc., a Hickory, North Carolina marketing and advertising firm which he founded in 1977. Mr. Bradford is 52 years old.

                     - - - - - - - - - - - - - -

CLASS II -  DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING JUNE, 1996.

     JAMES C. RICHARDSON, JR. became a director in 1987. Mr. Richardson has served WSMP as an executive officer since 1987, including Executive Vice President from 1989 to 1993 and Secretary from 1991 until 1993. Mr. Richardson is presently President of HERTH Management, Inc., the Company's management firm, and RSH Management, Inc. He became President and Chief Executive Officer of the Company in 1993. He is 46 years old.

     RICHARD F. HENDRICKSON was elected to the Board of Directors in l993, after having previously served on the Board from 1988 to 1991. Mr. Hendrickson is Vice-President of York Properties, Inc. of Raleigh, North Carolina, a real estate firm which he has served since 1985. Mr. Hendrickson, 54 years old, is a member of the Executive Compensation, Sensitive Transactions and Audit Committees.

     BOBBY G. HOLMAN is WSMP, Inc.'s Chief Financial Officer and Treasurer. Prior to assuming this position in 1994, he had been an Assistant Vice President with Aetna Life & Casualty Insurance Company in Hartford, Connecticut, and managing director of the Food Industry segment of Aetna's Bond Investment Department, since l985. He had been employed by Aetna in other positions since l977. Mr. Holman is 59 years old.

                     - - - - - - - - - - - - - -

CLASS III -    DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING JUNE, 1997.

     WILLIAM R. MCDONALD III, 60, has been a director since 1991, and serves on the Executive Compensation, Sensitive Transactions and Audit Committees. He is Vice President of Medipack Management Company, Inc., a subsidiary of The Brian Center Corporation, that provides pharmaceutical needs and prescription services to nursing homes in North Carolina, South Carolina and Virginia, a position he
has held since 1989.   Mr. McDonald also serves as Mayor of the City of Hickory,
an elective office he has held since 1981.

     MILES M. ALDRIDGE was elected as a member of the Board of Directors in 1991. Mr. Aldridge is an assistant football coach at Clemson University.
Prior to assuming this position in 1993, he held positions as assistant football coach at the University of South Carolina (l991-l993), North Carolina State University (l990-l99l) and Clemson University (l986-l990). Mr. Aldridge, 46, is a member of the Executive Compensation, Sensitive Transactions and Audit Committees.

     LEWIS C. LANIER is a member of the law firm of Horger, Horger & Lanier of Orangeburg, South Carolina, joining this firm in 1985. Mr. Lanier, who was first elected to the Board in 1988, serves on the Executive Compensation, Sensitive Transactions and Audit Committees, and is 46 years old.

                    -----------------------------

     Should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may nominate.

     Board Meetings and Committees of the Board.  The Board of Directors held
     ------------------------------------------
five meetings during the past fiscal year. The Board has appointed Audit, Executive Compensation, and Sensitive Transactions Committees, the members of which are indicated in the foregoing information on nominees. The Board functions as a committee of the whole to nominate candidates for Board membership.
     The Audit Committee, established in 1978 and consisting of four outside directors, met three times during the past fiscal year with the Company's financial management and independent auditors. The Committee reviews external audit plans and activities, reviews the Company's financial controls, approves all significant fees for audit and non-audit services provided by the independent auditors and recommends to the Board the selection or retention of independent auditors.
     The Executive Compensation Committee, established in 1978, which consists of four outside directors, sets and approves changes in executive compensation, and recommends to the Board changes in the Company's executive compensation arrangements. All proposals concerning executive compensation are first brought before this Committee; upon an affirmative recommendation of the Committee, proposals proceed to the full Board for consideration. The full Board is free to accept or reject the recommendation of the Committee. This Committee met four times during fiscal l994.
     The Sensitive Transactions Committee, established in 1983, monitors and reviews for fairness certain transactions between the Company and its officers and directors. This Committee reviews all such transactions and recommends their approval or rejection to the full Board. The full Board is free to accept or reject the recommendation of this Committee. This Committee, which met four times during the past fiscal year, consists of four outside directors.
     During the past year the incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served, except for Mr. Aldridge, who was unable to attend at least 75% of such meetings because of business conflicts.

Remuneration of Directors.
- - - - - -------------------------
     During fiscal 1994, outside directors were paid $2,000 per meeting attended. Directors who are employees of the Company or members of the HERTH Management, Inc. group, or who have material contracts with the Company receive no payment for serving as directors.

                       EXECUTIVE COMPENSATION
           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     It is the responsibility of the Executive Compensation Committee to advise management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, a well as for the administration of the Company's stock option plans. The members of this committee are all independent, non-employee directors. Following review and approval by the Executive Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

Compensation Principles.
- - - - - -----------------------
     In determining compensation for executive officers, the Company believes that compensation should be 1) based in part upon the Company's performance, by the use of bonuses or stock options which do this, 2) based in part upon the individual contributions and attainment of goals of each officer and the performance of management as a group, and 3) based in part upon compensation paid by other companies to similarly situated management.

     The Company's executive compensation program consists of salary, bonus, long-term compensation and other benefits. Specific targets are not utilized by the Committee in determining the level of any of these individual components of overall compensation. Rather, the Committee seeks to formulate an overall compensation package which approximates in value the median range of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in fiscal 1995 met this objective.

     Three of the Company's top officers (Messrs. Howard, Richardson and Templeton) are compensated pursuant to a Management Services Agreement with HERTH Management, Inc. (see CERTAIN TRANSACTIONS) entered into March 31, 1993, and the renewal of which is the subject of a shareholder ratification vote (see MANAGEMENT SERVICES AGREEMENT WITH HERTH MANAGEMENT, INC. (PROXY ITEM NO. 2)).

     The Committee uses a comparison group of similarly situated companies to compare its overall compensation. This is the same group that the Company uses in comparing shareholder returns over the past five years (see PERFORMANCE GRAPH). Also, the Committee intermittently retains a private economist to review compensation paid under the Management Services Agreement for its reasonableness. The Committee believes that these are two appropriate methods of comparing compensation.

     Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation paid or accrued with respect to its five most highly compensated officers. The Company does not feel that the fiscal 1995 compensation exceeded this limit, and the Committee has not established a policy should the limit be exceeded by future compensation.


Executive Compensation.
- - - - - ----------------------
     The Committee measures management's performance using longer-term (1 1/2 to 2 years) objectives to the Company, and developing criteria based upon these longer-term goals. The Committee reviews the Company's business plan, as approved by the Board of Directors, and determines whether the Company has met its goals thereunder, as well as whether individual officers have accomplished the goals assigned to them. Several elements of the performance of an officer are based upon non-numerical performance criteria, such as level of responsibility in the Company, comparable compensation of other executives, individual merit performance or improvements in administration; other elements are tied to management's performance as a group in achieving corporate goals, such as financial performance, profit margins, the elimination of waste in manufacturing, or restoration of working capital. The Committee also compares the Company's return to shareholders with that for other similarly situated companies in a peer group approach. No mathematical weights are assigned to these individual criteria.

     The performance of executive officers compensated under the HERTH Agreement, like those of other executive officers of the company, are evaluated by the Committee using the criteria previously set forth. Although the compensation payable to HERTH is only adjustable every three years, the Committee feels that the Company has the authority under principles of contract law, to re-negotiate or even terminate the Management Services Agreement, should the officers employed under this agreement fail to substantially comply with the terms of the agreement.

     Performance based-criteria are generally considered as a whole, so that specific performance targets may be waived or adjusted as long as, on the whole, performance targets have been met. Management has also accomplished many of the goals set forth by the Board. During the last year these accomplishments have included the following: record sales, improved profitability, an increase in the Company's stock price in the face of declining values in restaurant stocks nationwide, and outstanding performance by the Company's Bakery Division and Ham Curing Division.

Chief Executive Officer Compensation.
- - - - - ------------------------------------
     Mr. Richardson's compensation as Chief Executive Officer (subsumed under the HERTH agreement), and the evaluation of his performance as Chief Executive Officer, is consistent with the compensation principles described above and reflected the performance of the Company and Mr. Richardson. Determination of adequate compensation was qualitative in nature and based upon a variety of factors, including comparison group compensation data, attainment of various corporate goals, financial and operating performance, individual performance and other factors. Specifically, important corporate goal of sales and profitability were achieved, and his leadership in achieving these goals were considered by the Committee.
                            The Executive Compensation Committee
                            Lewis C. Lanier, Chairman
                            William R. McDonald III
                            Richard F. Hendrickson
                            Miles M. Aldridge

Compensation Committee Interlockings and Insider Participation.  The Executive
- - - - - --------------------------------------------------------------
Compensation Committee does not include any employee or former or current officers of the Company. There are no "interlocking" memberships between WSMP's Executive Compensation Committee and any other company's compensation committee.

Cash Compensation of Executive Officers.
- - - - - ---------------------------------------
     The following information relates to compensation paid by the Company to its Chief Executive Officer, and its other four most highly compensated executive officers of the Company for services in all capacities during the three fiscal years ended February 24, 1995.

                                          SUMMARY COMPENSATION TABLE
                                                                                   Long Term          All Other
                                                Annual Compensation              Compensation       Compensation
Name and                                                       Other Annual
Principal                   Fiscal                             Compensation         Awards of
Position                    Year          Salary(l)      Bonus       (3)             Options
James C. Richardson, Jr.    1995         $487,500(2)        --        --                --                 --
 President, Chief           1994         $625,000(2)        --        --                --                 --
 Executive Officer          1993         $175,000(2)        --        --                --                 --

Richard F. Howard           1995         $495,000(2)        --        --                --                 --
 Chairman of the Board      1994         $640,000(2)        --        --                --                 --
 and Secretary              1993         $218,000(2)        --        --                --                 --

James M. Templeton          1995         $200,000(2)        --        --                --                 --
 Senior Vice President      1994         $165,000(2)        --        --                --                 --
 of Franchising and         1993         $ 87,000(2)        --        --                --                 --
 Real Estate

Ronnie L. Digh              1995         $ 71,932       $ 59,939      --                --                 --
 Vice President,            1994         $ 67,249       $ 75,178      --                --                 --
 Bakery Operations          1993         $ 67,151       $105,379      --                --                 --

Bobby G. Holman             1995         $104,400           --        --              62,500(4)            --
 Chief Financial Officer    1994            --              --        --                --                 --
 and Treasurer              1993            --              --        --                --                 --

Richard G. Craft            1995         $ 95,976       $10,140       --                --            $82,772(5)
 Senior Vice President      1994         $105,648           --        --                --                 --
 Accounting & Finance (5)   l993         $ 99,298           --        --                --                 --

(1) Includes the Company's contribution under the Employee Profit-Sharing and Salary Deferral Plan. The Company provides this benefit only upon salary amounts, and not upon amounts paid to HERTH Management, Inc. for management services. Also includes the Company's matching portion under its Employee Stock Purchase Plan.

(2) Represents compensation paid to HERTH Management, Inc. for management services rendered. See CERTAIN TRANSACTIONS. Amounts assigned to each officer represent the allocation provided the Company by HERTH Management, Inc. at the Company's request, and may not represent any sum actually paid to these persons by HERTH.

(3) All other compensation, consisting of basic perquisites are not discussed since the amounts paid do not exceed the lesser of l0% of salary and bonus or other annual compensation, or $50,000, in any one year.

(4) Mr. Holman was granted an option to purchase 50,000 shares during Fiscal l995, under the Company's Incentive Stock Option Plan which is exercisable as to 20% after each year of service after issuance. All options are issued at the closing price of the Company's stock at the date of issuance, which was $5.00 for Mr. Holman's option. Pursuant to an anti-dilution provision in WSMP, Inc.'s Incentive Stock Option Plan, the exercise price was reduced from $5.00 to $4.20 and the number of shares increased from 50,000 to 62,500, to reflect a five-for-four stock split after fiscal year end. See REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS - Compensation Plans.

(5) Mr. Craft left the Company's employment prior to the end of fiscal 1995. Compensation reported herein represents severance package paid or payable as of year end.


     The following table presents options granted during the last fiscal year, and their potential realizable value.


                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                     Individual Grants                                  for Option Term
                           Number of       % Total
                           Securities      Options
                           Underlying      Granted to        Exercise
                           Options         Employees         Price          Exp.
Name                       Granted         in Fiscal Year    ($/share)      Date         5%     ($)10%   ($)0%
James C. Richardson, Jr.     --                --              --            --          --      --       --

Richard F. Howard            --                --              --            --          --      --       --

James M. Templeton           --                --              --            --          --      --       --

Ronnie L. Digh               --                --              --            --          --      --       --

Bobby G. Holman            62,500(1)          32%            $4.20(1)     5-14-04      $        $         $0

Richard G. Craft             --                --              --            --          --      --       --

     (1) Pursuant to an anti-dilution provision in WSMP, Inc.'s Incentive Stock Option Plan, the exercise price was reduced from $5.00 to $4.20 and the number of shares increased from 50,000 to 62,500, to reflect a 5 for 4 stock split after fiscal year end.

     The following table presents options exercised during the last fiscal year and the value of unexercised options at February 24, 1995.

                                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FISCAL YEAR-END OPTION VALUES
                                                                            Number of               Value of
                                                                            Securities              Unexercised
                                                                            Underlying              In-the-Money
                                                                            Unexercised             Options
                                                                            Options at              at Fiscal
                                                                            Fiscal Year End         Year End
                            Shares Acquired             Value               Exercisable/            Exercisable/
Name                        On Exercise                 Realized            Unexercisable           Unexercisable
James C. Richardson, Jr.        -0-                        -0-                125,000(1)/             $318,750/
                                                                                  -0-                     -0-

Richard F. Howard               -0-                        -0-                125,000(1)/             $318,750/
                                                                                  -0-                     -0-

James M. Templeton              -0-                        -0-                62,500(1)/              $150,000/
                                                                                  -0-                     -0-

Ronnie L. Digh                  -0-                        -0-                    -0-/                    -0-/
                                                                                  -0-                     -0-

Bobby G. Holman                 -0-                        -0-                    -0-/                    -0-/
                                                                              62,500(1)               $100,000

Richard G. Craft                -0-                        -0-                40,000/                 $135,000/
                                                                                  -0-                     -0-

     (1) Pursuant to an anti-dilution provision in WSMP, Inc.'s Incentive Stock Option Plan and Special Stock Option Plan, the shares under option have been adjusted since fiscal year end to reflect a 5 for 4 stock split. At year end, the actual shares under unexercised options were Richardson: 100,000; Howard:
100,000; Templeton: 50,000; and Holman: 50,000.

     WSMP, Inc. has not during fiscal 1995 adjusted or amended the exercise price on stock options previously awarded to these executive officers.

Compensation Plans.
- - - - - ------------------
     1987 Incentive Stock Option Plan.  The Company's 1987 Incentive Stock
     --------------------------------
Option Plan (the "Option Plan") provides for the issuance of up to 500,000 shares of Common Stock to key employees, including officers, of the Company. The Option Plan is administered by a committee of the Board of Directors, none of which are eligible to participate in the plan, which may grant Incentive Stock Options ("ISOs") or non-qualified stock options to eligible employees. The Committee determines who will receive ISOs and non-qualified options, subject to the limitations contained in the Option Plan, and the terms of such options, including price, duration, number of shares covered and timing of exercise.
     No options issued under the Option Plan may be granted at an exercise price of less than 100% of the fair market value of the Common Stock at the date of the grant. ISOs granted under the Option Plan are intended to qualify as "incentive stock options" pursuant to Section 422A of the Internal Revenue Code of 1986 ("the Code"), and are subject to the additional restrictions of issuance and exercise prescribed by the Code and the Option Plan. No options are transferable and, with certain exceptions, are exercisable only while the optionee is employed by the Company or within 3 months thereafter. Payment shall be made in cash or, at the discretion of the Committee, by the surrender of shares of Common Stock.

     1987 Special Stock Option Plan.  The Company's 1987 Special Stock
     ------------------------------
Option Plan (the "Special Plan") provides for the issuance of up to 500,000 shares of Common Stock to key management employees, including officers of the Company. The Special Plan is administered by a committee of the Board of Directors, none of whom are eligible to participate in the plan, who make recommendations to the Board of Directors; the Board then authorizes the granting of options. All options granted under the Special Plan are non-qualified stock options. The Board, upon recommendation of the Committee, determines the price, duration, number of shares covered, and timing of exercise, subject to the limitations contained in the Special Plan. All options must be granted at not less than 100% of the fair market value of the Common Stock at the date of the grant, and the option price is payable in cash at the time of exercise.
     The options are exercisable immediately, and terminate 10 years from the date of issuance. At the death of a grantee, the option can be exercised by his executor or personal representative; otherwise, options are not transferable and may not be assigned, pledged or hypothecated. Shares subject to the option are to be adjusted in case of any stock split, stock dividend, or recapitalization of the Company.

Employee Profit-Sharing and Salary Deferral Plan.  In 1987, the Company
- - - - - ------------------------------------------------
established its Employee Profit-Sharing and Salary Deferral Plan (the "Profit-Sharing Plan") for employees of the Company. In general, employees who have attained age 21, and been employed for one year are eligible to participate. Participants may allocate up to the lesser of 20% of their salary, or $9,240 to the Profit-Sharing Plan on a pre-tax basis pursuant to
Section 401(k) of the Code. The Company contributes an amount equal to 25% of the first 8% or up to an additional 2% of salary. Participant and Company contributions are invested in annuity contracts.
Participant contributions to the Profit-Sharing Plan are vested immediately; Company contributions vest completely after 6 years of service. No withdrawals under the Profit-Sharing Plan during Fiscal 1995 attributable to the Company's contributions were made by any executive officer.
     The executive officers of the Company who are paid pursuant to a management agreement with HERTH Management, Inc. do not participate in the Profit-Sharing Plan as to any amount received by HERTH Management, Inc.

1994 Employee Stock Purchase Plan.  The Company's l994 Employee Stock Purchase
- - - - - ---------------------------------
Plan allows all eligible Company employees, including all officers and directors, to participate in purchasing Company stock under advantageous conditions. Employees who have attained age 21 and been employed by the Company or its subsidiaries for at least 90 days may elect to participate. Employee contributions are generally by payroll deductions, and may range from $10.00 per week up to 10% of base salary. Company officers not compensated by the Company
and Directors may contribute up to $500 per month.   The Company matches 25% of
the contribution of a participant on a monthly basis. All contributions vest when credited to a participant's account. The executive officers of the Company who are paid pursuant to a management agreement with HERTH Management, Inc. do not participate in the Stock Purchase Plan as to any amount received by HERTH Management, Inc.
     All contributions are paid over to the Trustee Bank, which purchases shares of the Company's common stock and allocates to participants their pro rata shares of such purchases. Participants vote all whole shares of stock credited to their accounts. The Trustee Bank votes fractional shares.
     The Trustee Bank, which serves at the pleasure of the Board of Directors, is Lincoln Bank of North Carolina, in Lincolnton, North Carolina.

STOCK PRICE PERFORMANCE GRAPH
The following graph presents a five year comparison of cumulative shareholder returns for the Company, the Standard & Poor's Composite Index, and a company constructed peer group that reflects the performance of various companies that are similar to the Company in industry or line of business, over the five year period beginning February 23, 1990 and ending February 24, 1995. The graph assumes that $100 is invested on February 23, 1990, in WSMP, Inc. common stock, the Standard & Poor's Composite Index, and in the Company constructed peer group.


           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  FOR THE YEAR ENDED FEBRUARY, 1995










                              [GRAPH HERE]







                   Index     Year     Year      Year     Year     Year
                   at        Ending   Ending    Ending   Ending   Ending
                   2/23/90   2/22/91  2/28/92   2/26/93  2/25/94  2/24/95

WSMP, Inc.:         $100      $  61    $105      $136     $100     $118
S&P Composite
  Index:            $100      $117     $136      $151     $163     $176
Peer Group:         $100      $102     $137      $147     $144     $130

The Company constructed peer group consists of Family Steakhouses of Florida, Inc., Flagstar Companies, Inc., Flower Industries, Inc., Interstate Bakeries Corp., Perkins Family Restaurant LP, Piemonte Foods Corp., Po' Folks,Inc., Stacey's Buffet Inc., and Thorn Apple Valley, Inc. The returns of each group member were weighted according to the member's stock market capitalization at the beginning of each period for which a return is indicated.

                          CERTAIN TRANSACTIONS
     HERTH Management, Inc. ("HERTH") provides management services to the Company, reviews and supervises financing, provides cost analysis services, real estate services, strategic planning services, and reviews franchisee relationships. HERTH provides the full time services of Messrs. Howard, Richardson and Templeton and the part-time services of Messrs. Edgell and Sherrill. The Company currently operates under a written contract with HERTH, which was approved by the Shareholders of the Company at their l993 annual meeting, which provides for an annual compensation rate of $1,500,000 per year and expires in 1996. Messrs. Howard, Richardson and Templeton are also paid salaries by the Company of $1.00 each per year. HERTH is a corporation whose shareholders are Howard, Richardson, Templeton and Edgell, and whose officers are Howard, Richardson and Templeton. This Contract was assigned from RSH Management, Inc. to HERTH Management, Inc. with the consent of the Company in 1993. RSH previously provided management services to WSMP, Inc. from 1988 through 1993. RSH's Shareholders are Howard, Edgell, Richardson, Hunsucker, Lyerly and Templeton, and its officers are Howard, Richardson and Templeton.
The Company believes that the terms of this Agreement are at least as favorable as could have been obtained in an arms-length transaction.
     There is a proposal presently before the shareholders to ratify a new agreement with HERTH. See MANAGEMENT SERVICES AGREEMENT WITH HERTH MANAGEMENT, INC. (PROXY ITEM NO. 2).
     The Company maintains fire and general property, automobile liability, premises liability, product liability, worker's compensation, director and officer liability, and certain key employee life insurance coverages, which insurance has been provided since prior to 1979, through County-Wide Insurance Agency, Inc. ("County-Wide"). County-Wide received payments of $1,066,000 during fiscal l995 in connection with such insurance, of which sums County-Wide retained approximately ten percent as commissions. Charles F. Connor, Jr., who is a greater than 5% shareholder, is a principal of County-Wide. The Company periodically (approximately every 3 years) places its insurance requirements out to bid in order to insure that its prices paid are as fair and equitable as could be obtained through unaffiliated parties.
     Messrs. Hash, Howard and Connor own interests in an aggregate of 27 of the Company's franchised restaurants. Royalty income of the Company from these restaurants aggregated $840,000 during fiscal 1995. No receivables from any of these restaurants were written off during the last fiscal year.
     Denver Equipment Company (`Denver'') and Howard Furniture Company (``oward'') are companies which sell restaurant equipment and restaurant furnishings, respectively, to the Company, as well as to affiliated and unaffiliated franchises and to the public in general. During fiscal 1995, Denver was paid a total of $322,506, and Howard a total of $4,821, for purchases made by the Company. These companies have as their major owner Richard S. Howard, the father of director Richard F. Howard. The Company believes that the furnishings and equipment purchased from Denver and Howard were purchased on terms as fair and equitable as could have been obtained from unaffiliated third parties.
     The Company has sold certain restaurant property in Arden, North Carolina, to a corporation whose major shareholder is Charles F. Connor, Jr. for a Sagebrush Steakhouse & Saloon restaurant at a price of $625,000. This sale, in the Company's estimation, was completed upon terms as fair and equitable as could have been obtained from unaffiliated third parties, and the Company recognized a gain of $128,000 on the transaction.
     The Company from time to time may enter into restaurant joint ventures, or sales or leases of vacant restaurant properties, with entities which may include Messrs. Connor, Richardson, Hash or Howard upon such terms and conditions as the Company finds acceptable, and upon terms as fair and equitable as could be obtained with an unaffiliated third party.
     Since 1981, the Company has utilized Bradford Communications, Inc. ("BCI") to provide the Company with certain marketing and advertising services. As a part of its services to the Company, BCI develops advertising programs for all segments of the Company, including contracting for media space and time and placing all advertising for Company-owned and operated restaurants, as well as developing marketing tools for the food manufacturing divisions. During fiscal 1995, the Company paid BCI a total of $180,000 for media plan development and research, development of advertising concepts and associated services and $444,000 for media costs and other associated expenses. Of the total received by BCI, it paid out on behalf of the Company $362,267 for media and printing
expenses, and $173,000 for photography, direct mail and consultant costs.   BCI
renders such services to the public in general. The owner of BCI, E. Edwin Bradford, has been a director of the Company since l993.
     All material transactions with affiliated parties of the Company are first reviewed by the Sensitive Transactions Committee of the Board, which is made up of four outside directors. Upon recommendation of this Committee, such transactions are then presented to the Board, where they must be approved by a majority of the disinterested directors. Also, the Company periodically obtains bids, quotations or appraisals from unaffiliated third parties to ensure that the products and services received from affiliates are on terms at least as fair and equitable to the Company as could have been obtained from unaffiliated third parties.

       MANAGEMENT SERVICES AGREEMENT WITH HERTH MANAGEMENT, INC.

                           (PROXY ITEM NO. 2)

     The Board of Directors, upon unanimous recommendation of its Executive Compensation Committee, has unanimously approved and voted to recommend to the Shareholders the ratification of a renewal and extension of its Management Services Agreement (the "Agreement") with HERTH Management, Inc. ("HERTH").
This agreement provides the Company with certain of its executive management officers for a period of three years. A copy of the Agreement is included with the Proxy Statement as Exhibit A.
     HERTH is a corporation formed to provide management services to WSMP, Inc. (See CERTAIN TRANSACTIONS). Its present shareholders are Messrs. Howard, Richardson, Templeton and Edgell. HERTH is also a large holder of the Company's stock, holding 168,423 shares outright and owning a 74% interest in RSH
Management, Inc. the Company's largest shareholder with 744,537 shares (     %).
                                                                        -----
 See Principal Shareholders and Management Ownership. HERTH does not have any additional management or other business activities.

History of the Agreement.  The Company's executive management have been hired
- - - - - ------------------------
and compensated pursuant to management services agreements since 1988, first with RSH and then with HERTH. The Company originally entered into such an agreement because of the flexibility it allowed the Company to retain the services of certain personnel with the discretion to use them on a full-time basis, as their services were required. It also allowed the Company to exclude these individuals from its employee benefits and employment taxes, and director's fees. From RSH's and HERTH's perspective, it provided a tax-advantaged way of receiving income for the services of its principals with its discretion as to the use of such income.
     The original management services agreement was entered into with RSH in
1988, and it was renewed for a three-year term in 1990.   It was again renewed
in 1993, and this renewal was placed before the disinterested shareholders for their ratification at the 1993 Annual Meeting of Shareholders, where it was approved. RSH later assigned this Agreement to HERTH, a sister corporation, with the consent of WSMP, Inc. See CERTAIN TRANSACTIONS.

The Present Agreement.  The current Management Services Agreement provides for
- - - - - ---------------------
a term of three years, from April 1, 1993 until March 31, 1996. It provides for WSMP to receive services to be provided in the nature of those provided by a chief executive officer and chief financial officer, as well as supervision of franchises, cost analysis services, real estate services including acquisition and disposition, certain administrative functions and review of franchise relationships, and strategic planning services.
     Under the current Agreement, HERTH provides the full-time services of President and Chief Executive Officer James C. Richardson, Jr., of Chairman of the Board of Directors and Corporate Secretary Richard F. Howard, and of Senior Vice President of Franchising and Real Estate James M. Templeton. HERTH also provides the strategic planning services of Gregory A. Edgell, Vice President of Strategic Planning, and the real estate related services of Dwight A. Sherrill, Vice President of Real Estate. HERTH also reimburses the Company for one-half of the salary of its Chief Financial Officer and Treasurer, Bobby G. Holman.
     Under the agreement, WSMP and HERTH must agree upon the exact nature and extent of services to be provided, and the personnel to perform the services.
If WSMP wishes to remove or replace an offer for cause, it may negotiate for such change with HERTH under the agreement. If such negotiations are fruitless, WSMP may terminate the agreement, upon 30 days written notice and the reasonable opportunity of HERTH to cure. Only the Board of Directors of WSMP has the authority to name or replace an officer.
     As compensation for these management services, the Agreement provides for an annual payment of $1.5 million per year to HERTH, payable quarterly in advance, for the contract term of three years, beginning April 1, 1993.

Changes under the Renewal Agreement.  The renewal Agreement would contain the
- - - - - -----------------------------------
identical terms and conditions of the current Agreement, but would extend the Agreement for an additional three years, from April 1, 1996 until March 31, 1999. As written, the current Agreement would expire on March 31, 1996, after the 1995 Annual Meeting, but prior to the 1996 Annual Meeting. By negotiating and presenting the Renewal Agreement at this year's meeting instead of next year's meeting, it allows shareholders to vote on ratification prospectively and not retroactively.
     WSMP's management believes that the reasons originally advanced for its securing management services by a management services agreement are still valid, giving the Company flexibility in the management it requires without the long-term commitments required in many executive management employment agreements.
     Management believes that the Agreement is fair to the Company, as it provides chief executive officer and chief financial officer services and the executive leadership that the Company requires in all three of its lines of business: food production, restaurant operation, and franchising. This arrangement also allows the Company the flexibility to modify its executive needs as the Company's emphases may change. The negotiation and executing of a Renewal Agreement guarantees the Company that WSMP's costs will not increase through 1999.
     The Company is pleased with the performance of HERTH and RSH under past agreements. When RSH assumed the executive management of WSMP, the Company's financial fortunes were on a downward trend. HERTH and RSH have taken the Company from precipitous losses to profitability. The Company feels that the success of its management companies in the past bodes well for the future of the Company, and justifies a renewal of this relationship upon the same terms and compensation level.
     However, it should be noted that WSMP's management will directly benefit from this Agreement. Under the allocation provided in the Company's annual summary compensation table (see Cash Compensation of Executive Officers) the portions of the present $1,500,000 management fee allocated to management officers during fiscal 1995, which is not necessarily what they are paid by HERTH, is the following:

      James C. Richardson, Jr. ..$487,500
      Richard F. Howard ..........495,000
      James M. Templeton .........200,000
      Gregory A. Edgell ..........125,000
      Dwight A. Sherrill .........125,000
      Bobby G. Holman .............67,500

     The proposed Agreement has been presented to the Board of Directors' Executive Compensation Committee for its review and recommendation. This Committee, made up of the four independent directors, has reviewed the proposed transaction and has recommended to the Board that the Agreement be approved, and presented for ratification by the Shareholders of the Company. Although the Committee agreed with the conclusions reached by Management concerning the necessity for renewal of the Agreement under its present terms and for utilizing a management services agreement in compensating executive management, it was the feeling of this Committee, as expressed in its Report (see REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE), that because the HERTH principals are directors and large shareholders of the Company, the Agreement should be presented to the Shareholders for ratification, just as the current Agreement was in 1993.
     This transaction has been unanimously approved the Board of Directors with all interested directors abstaining from voting.

REASONS FOR RATIFICATION BY SHAREHOLDERS AND EFFECT OF RATIFICATION
     Since HERTH and its affiliates control directly or indirectly approximately % of the Company's stock and make up three of the nine current directors, and since Messrs. Howard, Richardson and Templeton constitute the executive management of the Company, the proposed Agreement between the Company and HERTH is a "conflict of interest transaction" as that term is defined in the North Carolina Business Corporation Act (the "Act").
     N.C.G.S. Section 55-8-31(a) provides that a "conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a direct of indirect interest." Such a transaction is not voidable solely because of the director's interest in the transaction if any one of the following is true:
1. If the transaction and the director's interest therein is disclosed to the board of directors, and the transaction is thereafter approved by a majority vote of the disinterested directors; or
2. If the transaction and the director's interest therein is disclosed to the shareholders, and the transaction is thereafter approved by a majority vote of the disinterested shareholders; or
3.  If the transaction is fair to the Corporation.
     Management feels that the Agreement, having been approved by the independent directors of the Company, has met the first test of the statute; likewise, Management believes that the transaction is objectively fair to the Company for the reasons set forth above, and therefore meets the third test of the statute. Management is now requesting a ratification of the Agreement by the disinterested shares of the Company to meet the second test of the statue.
     The effect of ratification of the Agreement will be to preserve the Agreement from being avoided by the Company. So long as the transaction is fair to the Company, ratification by the Shareholders would mean that in any challenge to the Agreement, the burden of proving fairness would shift from the party seeking to sustain the transaction to the party seeking to void the transaction.
     Management feels that ratification of the Agreement by the disinterested shares would be in the interests of the disinterested shareholders because it would make more difficult and hence discourage any suits against the Company seeking to challenge the Agreement, and would give Management the ability to deal aggressively with corporate matters in the future, secure from any attempt to second-guess Management's decisions or directions by the artifice of a lawsuit to void the Agreement. Additionally, Management considers this ratification to be an informal barometer of the disinterested shareholders' feelings on Management's job performance, and considers this resolution useful in this regard.
     No shareholder rights will be lost by the ratification of the Agreement, and no dissenters' rights exist for those shares voted against the resolution.
     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, other than these owned by HERTH Management and its affiliates, is required for ratification of this Agreement. Failure to ratify the renewal of this Agreement by the disinterested shareholders will not cause the Company to terminate this agreement, as the Agreement has been ratified by the disinterested directors, and management feels that it is fair to the Company.
     The Company's Board of Directors recommends a vote FOR the approval of this proposal. Proxies, unless indicated to the contrary, will be voted FOR the proposal.

               RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
     The firm of Deloitte & Touche has served as independent auditors for the Company since 1982. A representative of Deloitte & Touche will attend the annual meeting to respond to appropriate questions raised by shareholders.

                             OTHER MATTERS
     The Board of Directors knows of no other matters to be brought before the meeting. If matters other than the foregoing should arise at the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

                       1996 SHAREHOLDER PROPOSALS
     The Company welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. In the event that a shareholder desires to have a proposal formally considered at the 1996 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before February 5, 1996.

                                GENERAL
     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of the Company in person or by telephone (acting without extra compensation). The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone and mail. Brokers, dealers, banks, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of the Common Stock held of record by such persons and will be reimbursed for reasonable out-of-pocket expenses incurred by them in so doing.
     The Annual Report to Shareholders for the year ending February 24, 1995, which includes financial statements, has been mailed with this Proxy Statement and does not form a part of the material for the solicitation of proxies. If, upon receipt of your proxy material, you have not received the Annual Report, please write or call the Company's Chief Financial Officer, (704) 459-7626, and a copy will be forwarded to you.
     Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.
                             By Order of the Board of Directors,

                             RICHARD F. HOWARD
                             Secretary


NORTH CAROLINA                                    EXHIBIT A
CATAWBA COUNTY

                         MANAGEMENT SERVICES AGREEMENT
THIS AGREEMENT, made and entered into this the      day of          , 1995, by
                                               ----        ---------
and between HERTH MANAGEMENT, INC., a North Carolina corporation, hereinafter referred to as "HERTH", and WSMP, INC., a North Carolina corporation, hereinafter referred to as "WSMP";
                         W I T N E S S E T H :
WHEREAS, HERTH provides management services to WSMP pursuant to a Management Service Agreement dated March 31, 1993, which expires by its own terms on March 31, 1996; and
WHEREAS, the parties are desirous of continuing the services provided by HERTH for an additional three years, upon the terms and conditions of the agreement of March 31, 1993, and restating the Agreement of the parties; and WHEREAS, the terms of this Agreement have been considered and approved by the Boards of Directors of the parties;
NOW, THEREFORE, in consideration of the premises, and the mutual covenants contained herein, the parties hereto are agreed as follows:
1. MANAGEMENT SERVICES. WSMP does hereby retain HERTH to provide executive management services to WSMP through the employees and agents of HERTH. The nature and extent of services to be provided may vary from time to time as agreed upon by the parties, but shall address the following areas of corporate management:
(a) Those services normally provided by the executive officers of corporations of similar size and diversity, including those services normally provided by a chief executive officer.

(b) Management and overseeing of the accounting and financial functions of WSMP, including those services normally provided by the chief financial officer.

(c)  Management of advertising and promotions for each business segment.

(d) Sales of WSMP's Western Steer, Prime Sirloin and Bennett's Bar-B-Que franchises.

(e) Overseeing all divisions, review of contracts, purchasing and troubleshooting.

(f)  Supervision of administration.

(g) Liaison services for external financing, including relationships with lenders and potential lenders to WSMP.

(h)  Strategic planning.

(j) Overseeing of relationships with franchisees of WSMP, and supervision of management of franchises, cost controls and related services.

(k) Those services normally provided by a chief operating officer as to each of WSMP's operating divisions.
These services will include any services rendered by Richard F. Howard, James
C. Richardson, Jr. and James M. Templeton. The parties agree that HERTH will retain a real estate officer and a strategic planning officer, as soon as is reasonably possible, to fulfill these functions for WSMP. The parties may add or remove, or substitute personnel from time to time as they may agree.
2. TERM. This Agreement shall begin as of April 1, 1996, and shall terminate on March 31, 1999.
3. COMPENSATION. As compensation for the services rendered hereunder, WSMP shall pay HERTH the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) per annum, payable in four (4) equal installments of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), payable at the beginning of each of WSMP's accounting quarters.
4. STATUS OF HERTH OPERATIONS. HERTH services shall be rendered through HERTH employees or independent contractors, who shall remain exclusively the employees or agents of HERTH, and who shall not be regarded as employees of WSMP.
5. EXTENT AND PLACE OF SERVICES. HERTH shall assume and perform such further reasonable responsibilities and duties as may be requested from time to time by WSMP. WSMP acknowledges that certain employees and agents of HERTH are directors of WSMP or employees and directors of other related entities and agrees that such persons may continue to devote their services to the affairs of such other entities, on condition, however, that those services will not interfere with the services to be performed pursuant to this Agreement. No HERTH employee shall receive any additional compensation for service as a member of WSMP's Board of Directors.
6. TRADE SECRETS. During the terms of this agreement, HERTH shall have access to all facilities and records of WSMP, and, through its employees and agents, may acquire information which is privileged to or a trade secret of WSMP. HERTH agrees not to disclose such information in a manner which would be harmful to or diminish the competitive stance of WSMP, and shall bind its agents and employees to the same effect.
7. FACILITIES. HERTH, its agents and employees, shall be furnished by WSMP with such offices, equipment, and services as may be necessary, and such other facilities and services adequate for the performance of the services enumerated hereunder. Those persons appointed by HERTH to perform services under this agreement shall be granted sufficient authority as may be reasonably necessary to carry out the duties of HERTH hereunder.
8. TERMINATION. This agreement may be terminated by either party upon a substantial breach of the terms hereof by the other party; provided however that the party in breach shall be given thirty (30) days written notice of the breach, with the opportunity to cure the breach; and provided further, that should the breach not be reasonably curable within thirty (30) days, that he party in breach have made substantial effort to reasonably cure the breach. Should either party terminate this agreement except in accordance with the foregoing, then any money damages recoverable by either party for such termination shall be limited to any sum paid or earned hereunder, respectively, to date during the term of this agreement.
9. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by registered mail, with return receipt requested to the address of the parties as follows:

 WSMP, Inc.
 Post Office Box 399
 Claremont, North Carolina  28610

 HERTH Management, Inc.
 Post Office Box 399
 Claremont, North Carolina  28610

 Either party may, upon written notice to the other party specify a different address for the giving of notice during or after the term hereof.
10. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.
11. ENTIRE AGREEMENT. The instrument contains the entire agreement of the parties. It may not be changed orally, but only by agreements in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
12. BINDING EFFECT. This agreement shall be binding upon the parties hereto, their successors and assigns.
13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the State of North Carolina.
14. SEVERABILITY. If any provision herein shall be declared invalid or unenforceable, the remainder of this agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above indicated.

                         HERTH MANAGEMENT, INC.


                         By:                        (SEAL)
                             -----------------------
                             President

ATTEST:


Secretary
(corporate seal)




                         WSMP, INC.


                         By:                           (SEAL)
                             --------------------------
                             President

ATTEST:


Secretary
(corporate seal)


                           WSMP, INC.

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - June 22, 1995

THIS PROXY IS SOLICITED ON BEHALF OF WSMP'S BOARD OF DIRECTORS

The undersigned hereby appoints James C. Richardson, Jr., Richard F. Howard and Bobby G. Holman, and each of them proxies for the undersigned, with full power of substitution, to vote all shares of WSMP, Inc. in Hickory, North Carolina, on Thursday, June 22, 1995, at 10:00 a.m., or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED BELOW TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEEDED TO BE CHECKED.



1.  ELECTION OF DIRECTORS (Item No. 1)

   VOTE FOR three nominees
   (Howard, Templeton, Bradford)
    to terms of 3 years, as set forth in this Proxy Statement

   VOTE FOR ALL EXCEPT



   VOTE WITHHELD from all nominees


To vote for all directors, mark the VOTE FOR box in Item 1. To withhold voting for all nominees, mark the VOTE WITHHELD box. To withhold voting for a particular nominee, mark the VOTE FOR ALL EXCEPT box and enter name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.



               (Continued on Other Side)



2.  Proposal to approve Management Services Agreement with HERTH Management,
Inc.

     FOR            AGAINST                  ABSTAIN

WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM NO. 1 AND NO. 2.

Receipt is hereby acknowledged of the WSMP, Inc., Notice of Meeting and Proxy Statement.

               Dated:                   , 1995




               (Signature of Shareholder(s)

Important: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.